                                                                    EXHIBIT m(7)
(A I M Distributors, Inc. Logo)



                                BANK SHAREHOLDER
                                SERVICE AGREEMENT



We desire to enter into an Agreement with A I M Distributors, Inc. (the "Company") acting as agent for the "AIM Funds", for servicing of our agency clients who are shareholders of, and the administration of such shareholder accounts in the shares of the AIM Funds (hereinafter referred to as the "Shares"). Subject to the Company's acceptance of this Agreement, the terms and conditions of this Agreement shall be as follows:

1. We shall provide continuing personal shareholder and administration services for holders of the Shares who are also our clients. Such services to our clients may include, without limitation, some or all of the following: answering shareholder inquires regarding the Shares and the AIM Funds; performing subaccounting; establishing and maintaining shareholder accounts and records; processing and bunching customer purchase and redemption transactions; providing periodic statements showing a shareholder's account balance and the integration of such statements with those of other transactions and balances in the shareholder's other accounts serviced by us; forwarding applicable AIM Funds prospectuses, proxy statements, reports and notices to our clients who are holders of Shares; and such other administrative services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulations to provide such services. We represent that we shall accept fees hereunder only so long as we continue to provide personal shareholder services to our clients.

2. Shares purchased by us as agents for our clients will be registered (choose one) (in our name or in the name of our nominee) (in the names of our clients). The client will be the beneficial owner of the Shares purchased and held by us in accordance with the client's instructions and the client may exercise all applicable rights of a holder of such Shares. We agree to transmit to the AIM Funds' transfer agent in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client any proxy statements, periodic shareholder reports and other communications received form the Company by us on behalf of our clients. The Company agrees to pay all out-of-pocket expenses actually incurred by us in connection with the transfer by us of such proxy statements and reports to our clients as required by applicable law or regulation. We agree to transfer record ownership of a client's Shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

3.   Within three (3) business days of placing a purchase order we agree to send
     (i) a cashiers check to the Company, or (ii) a wire transfer to the AIM Funds' transfer agent, in an amount equal to the amount of all purchase orders placed by us on behalf of our clients and accepted by the Company.

4. We agree to make available to the Company, upon the Company's request, such information relating to our clients who are beneficial owners of Shares and their transactions in such Shares as may be required by applicable laws and regulations or as may be reasonably requested by the


                                                                        09/01/99

Bank Shareholder Service Agreement                                       Page 2



     Company. The names of our customers shall remain our sole property and shall not be used by the Company for any other purpose except as needed for servicing and information mailings in the normal course of business to holders of the Shares.

5. We shall provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as may be necessary or beneficial in carrying out the purposes of this Agreement.

6. Except as may be provided in a separate written agreement between the Company and us, neither we nor any of our employees or agents are authorized to assist in distribution of any of the AIM Funds' shares except those contained in the then current Prospectus applicable to the Shares; and we shall have no authority to act as agent for the Company or the AIM Funds. Neither the AIM Funds, A I M Advisors, Inc. nor A I M Distributors, Inc. will be a party, nor will they be represented as a party, to any agreement that we may enter into with our clients.

7. In consideration of the services and facilities described herein, we shall receive from the Company on behalf of the AIM Funds an annual service fee, payable at such intervals as may be set forth in Schedule A hereto, of a percentage of the aggregate average net asset value of the Shares owned beneficially by our clients during each payment period, as set forth in Schedule A hereto, which may be amended from time to time by the Company. We understand that this Agreement and the payment of such service fees has been authorized and approved by the Boards of Directors/Trustees of the AIM Funds, and is subject to limitations imposed by the National Association of Securities Dealers, Inc. In cases where the Company has advanced payments to us of the first year's fee for shares sold with a contingent deferred sales charge, no payments will be made to us during the first year the subject Shares are held.

8. The AIM Funds reserve the right, at their discretion and without notice, to suspend the sale of any Shares or withdraw the sale of Shares.

9. We understand that the Company reserves the right to amend this Agreement or Schedule A hereto at any time without our consent by mailing a copy of an amendment to us at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless we elect to terminate this Agreement within thirty (30) days of our receipt of such amendment.

10. This Agreement may be terminated at any time by the Company on not less than 15 days' written notice to us at our principal place of business. We, on 15 days' written notice addressed to the Company at its principal place of business, may terminate this Agreement, said termination to become effective on the date of mailing notice to Company of such termination. The Company's failure to terminate for any cause shall not constitute a waiver of the Company's right to terminate at a later date for any such cause. This Agreement shall terminate automatically in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended.


                                                                        09/01/99

Bank Shareholder Service Agreement                                       Page 3



11. All communications to the Company shall be sent to it at Eleven Greenway Plaza, Suite 100, Houston, Texas, 77046-1173. Any notice to us shall be duly given if mailed or telegraphed to us at this address shown on this Agreement.

12. This Agreement shall become effective as of the date when it is executed and dated below by the Company. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas.

                            A I M DISTRIBUTORS, INC.


Date:                      By:X
     --------------------      ------------------------------------------

The undersigned agrees to abide by the foregoing terms and conditions.


Date:                      By:X
     --------------------      ------------------------------------------
                                   Signature

                                   --------------------------------------
                                   Print Name                     Title

                                   --------------------------------------
                                   Dealer's Name

                                   --------------------------------------
                                   Address

                                   --------------------------------------
                                   City               State        Zip

                         Please sign both copies and return one copy of each to:


                         A I M Distributors, Inc.
                         11 Greenway Plaza, Suite 100
                         Houston, Texas 77046-1173



                                                                        09/01/99

Bank Shareholder Service Agreement                                       Page 4



SCHEDULE "A" TO


                          SHAREHOLDER SERVICE AGREEMENT

                  Fund                                                      Fee Rate*          Plan Calculation Date
--------------------------------------------------------------------------------------------------------------------
AIM Advisor Flex Fund A Shares                                                 0.25                August 4, 1997
AIM Advisor Flex Fund B Shares                                                 0.25                March 3, 1998
AIM Advisor Flex Fund C Shares                                                 1.00**              August 4, 1997
AIM Advisor International Value Fund A Shares                                  0.25                August 4, 1997
AIM Advisor International Value Fund B Shares                                  0.25                March 3, 1998
AIM Advisor International Value Fund C Shares                                  1.00**              August 4, 1997
AIM Advisor Large Cap Value Fund A Shares                                      0.25                August 4, 1997
AIM Advisor Large Cap Value Fund B Shares                                      0.25                March 3, 1998
AIM Advisor Large Cap Value Fund C Shares                                      1.00**              August 4, 1997
AIM Advisor Real Estate Fund A Shares                                          0.25                August 4, 1997
AIM Advisor Real Estate Fund B Shares                                          0.25                March 3, 1998
AIM Advisor Real Estate Fund C Shares                                          1.00**              August 4, 1997
AIM Aggressive Growth Fund A Shares                                            0.25                July 1, 1992
AIM Aggressive Growth Fund B Shares                                            0.25                March 1, 1999
AIM Aggressive Growth Fund C Shares                                            1.00**              March 1, 1999
AIM Asian Growth Fund A Shares                                                 0.25                November 1, 1997
AIM Asian Growth Fund B Shares                                                 0.25                November 1, 1997
AIM Asian Growth Fund C Shares                                                 1.00**              November 1, 1997
AIM Balanced Fund A Shares                                                     0.25                October 18, 1993
AIM Balanced Fund B Shares                                                     0.25                October 18, 1993
AIM Balanced Fund C Shares                                                     1.00**              August 4, 1997
AIM Blue Chip Fund A Shares                                                    0.25                June 3, 1996
AIM Blue Chip Fund B Shares                                                    0.25                October 1, 1996
AIM Blue Chip Fund C Shares                                                    1.00**              August 4, 1997
AIM Capital Development Fund A Shares                                          0.25                June 17, 1996
AIM Capital Development Fund B Shares                                          0.25                October 1, 1996
AIM Capital Development Fund C Shares                                          1.00**              August 4, 1997
AIM Charter Fund A Shares                                                      0.25                November 18, 1986
AIM Charter Fund B Shares                                                      0.25                June 15, 1995
AIM Charter Fund C Shares                                                      1.00**              August 4, 1997
AIM Constellation Fund A Shares                                                0.25                September 9, 1986
AIM Constellation Fund B Shares                                                0.25                November 3, 1997
AIM Constellation Fund C Shares                                                1.00**              August 4, 1997
AIM Dent Demographic Trends Fund A Shares                                      0.25                June 7, 1999
AIM Dent Demographic Trends Fund B Shares                                      0.25                June 7, 1999
AIM Dent Demographic Trends Fund C Shares                                      1.00**              June 7, 1999
AIM European Development Fund A Shares                                         0.25                November 1, 1997
AIM European Development Fund B Shares                                         0.25                November 1, 1997
AIM European Development Fund C Shares                                         1.00**              November 1, 1997

                                                                        09/01/99

Bank Shareholder Service Agreement                                       Page 5

                  Fund                                                      Fee Rate*          Plan Calculation Date
--------------------------------------------------------------------------------------------------------------------
AIM Global Aggressive Growth Fund A Shares                                   0.50**               September 15, 1994
AIM Global Aggressive Growth Fund B Shares                                   0.25                 September 15, 1994
AIM Global Aggressive Growth Fund C Shares                                   1.00**               August 4, 1997
AIM Global Growth Fund A Shares                                              0.50                 September 15, 1994
AIM Global Growth Fund B Shares                                              0.25                 September 15, 1994
AIM Global Growth Fund C Shares                                              1.00**               August 4, 1997
AIM Global Income Fund A Shares                                              0.50                 September 15, 1994
AIM Global Income Fund B Shares                                              0.25                 September 15, 1994
AIM Global Income Fund C Shares                                              1.00**               August 4, 1997
AIM Global Utilities Fund A Shares                                           0.25                 July 1, 1992
AIM Global Utilities Fund B Shares                                           0.25                 September 1, 1993
AIM Global Utilities Fund C Shares                                           1.00**               August 4, 1997
AIM High Income Municipal Fund A Shares                                      0.25                 December 22, 1997
AIM High Income Municipal Fund B Shares                                      0.25                 December 22, 1997
AIM High Income Municipal Fund C Shares                                      1.00**               December 22, 1997
AIM High Yield Fund A Shares                                                 0.25                 July 1, 1992
AIM High Yield Fund B Shares                                                 0.25                 September 1, 1993
AIM High Yield Fund C Shares                                                 1.00**               August 4, 1997
AIM High Yield Fund II A Shares                                              0.25                 October 1, 1998
AIM High Yield Fund II B Shares                                              0.25                 November 20, 1998
AIM High Yield Fund II C Shares                                              1.00**               November 20, 1998
AIM Income Fund A Shares                                                     0.25                 July 1, 1992
AIM Income Fund B Shares                                                     0.25                 September 1, 1993
AIM Income Fund C Shares                                                     1.00**               August 4, 1997
AIM Intermediate Government Fund A Shares                                    0.25                 July 1, 1992
AIM Intermediate Government Fund B Shares                                    0.25                 September 1, 1993
AIM Intermediate Government Fund C Shares                                    1.00**               August 4, 1997
AIM International Equity Fund A Shares                                       0.25                 May 21, 1992
AIM International Equity Fund B Shares                                       0.25                 September 15, 1994
AIM International Equity Fund C Shares                                       1.00**               August 4, 1997
AIM Large Cap Growth Fund A Shares                                           0.25                 March 1, 1999
AIM Large Cap Growth Fund B Shares                                           0.25                 April 5, 1999
AIM Large Cap Growth Fund C Shares                                           1.00**               April 5, 1999
AIM Limited Maturity Treasury Fund A Shares                                  0.15                 December 2, 1987
AIM Money Market Fund B Shares                                               0.25                 October 18, 1993
AIM Money Market Fund C Shares                                               1.00**               August 4, 1997
AIM Money Market Fund Cash Reserve Shares                                    0.25                 October 18, 1993
AIM Municipal Bond Fund A Shares                                             0.25                 July 1, 1992
AIM Municipal Bond Fund B Shares                                             0.25                 September 1, 1993
AIM Municipal Bond Fund C Shares                                             1.00**               August 4, 1997


                                                                        09/01/99

Bank Shareholder Service Agreement                                       Page 6

                  Fund                                                      Fee Rate*          Plan Calculation Date
--------------------------------------------------------------------------------------------------------------------
AIM Select Growth Fund A Shares                                                0.25                July 1, 1992
AIM Select Growth Fund B Shares                                                0.25                September 1,1993
AIM Select Growth Fund C Shares                                                1.00**              August 4, 1997
AIM Small Cap Opportunities Fund A Shares                                      0.25                June 29, 1998
AIM Small Cap Opportunities Fund B Shares                                      0.25                July 13, 1998
AIM Small Cap Opportunities Fund C Shares                                      1.00**              December 30, 1998
AIM Tax-Exempt Bond Fund of Connecticut A Shares                               0.25                July 1, 1992
AIM Tax-Exempt Cash Fund A Shares                                              0.10                July 1, 1992
AIM Value Fund A Shares                                                        0.25                July 1, 1992
AIM Value Fund B Shares                                                        0.25                October 18, 1993
AIM Value Fund C Shares                                                        1.00**              August 4, 1997
AIM Weingarten Fund A Shares                                                   0.25                September 9, 1986
AIM Weingarten Fund B Shares                                                   0.25                June 15, 1995
AIM Weingarten Fund C Shares                                                   1.00**              August 4, 1997


*Frequency of Payments: Quarterly, B and C share payments begin after an initial 12 month holding period. Where the broker dealer or financial institution waives the 1% up-front commission on Class C shares, payments commence immediately.

**Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset-based sales charge, as those terms are defined under the rules of the National Association of Securities Dealers, Inc.

Minimum Payments: $50 (with respect to all funds in the aggregate.)

No payment pursuant to this Schedule is payable to a dealer, bank or other service provider for the first year with respect to sales of $1 million or more, at no load, in cases where A I M Distributors, Inc. has advanced the service fee to the dealer, bank or other service provider.

                  Fund                                                      Fee Rate*          Plan Calculation Date
--------------------------------------------------------------------------------------------------------------------
AIM Basic Value Fund A Shares                                                  0.25                May 29, 1998
AIM Basic Value Fund B Shares                                                  0.25                May 29, 1998
AIM Basic Value Fund C Shares                                                  1.00**              May 3, 1999
AIM Developing Markets Fund A Shares                                           0.25                May 29, 1998
AIM Developing Markets Fund B Shares                                           0.25                May 29, 1998
AIM Developing Markets Fund C Shares                                           1.00**              March 1, 1999
AIM Euroland Growth Fund A Shares                                              0.25                May 29, 1998
AIM Euroland Growth Fund B Shares                                              0.25                May 29, 1998
AIM Euroland Growth Fund C Shares                                              1.00**              May 3, 1999

                                                                        09/01/99

Bank Shareholder Service Agreement                                       Page 7

                  Fund                                                      Fee Rate*          Plan Calculation Date
--------------------------------------------------------------------------------------------------------------------
AIM Global Consumer Products and
   Services Fund A Shares                                                      0.40**              May 29, 1998
AIM Global Consumer Products and
   Services Fund B Shares                                                      0.25                May 29, 1998
AIM Global Consumer Products and
   Services Fund C Shares                                                      1.00**              March 1, 1999
AIM Global Financial Services Fund A Shares                                    0.40**              May 29, 1998
AIM Global Financial Services Fund B Shares                                    0.25                May 29, 1998
AIM Global Financial Services Fund C Shares                                    1.00**              March 1, 1999
AIM Global Government Income Fund A Shares                                     0.25                May 29, 1998
AIM Global Government Income Fund B Shares                                     0.25                May 29, 1998
AIM Global Government Income Fund C Shares                                     1.00**              March 1, 1999
AIM Global Growth & Income Fund A Shares                                       0.25                May 29, 1998
AIM Global Growth & Income Fund B Shares                                       0.25                May 29, 1998
AIM Global Growth & Income Fund C Shares                                       1.00**              March 1, 1999
AIM Global Health Care Fund A Shares                                           0.40**              May 29, 1998
AIM Global Health Care Fund B Shares                                           0.25                May 29, 1998
AIM Global Health Care Fund C Shares                                           1.00**              March 1, 1999
AIM Emerging Markets Debt Fund A Shares                                        0.25                May 29, 1998
AIM Emerging Markets Debt Fund B Shares                                        0.25                May 29, 1998
AIM Emerging Markets Debt Fund C Shares                                        1.00**              March 1, 1999
AIM Global Infrastructure Fund A Shares                                        0.40**              May 29, 1998
AIM Global Infrastructure Fund B Shares                                        0.25                May 29, 1998
AIM Global Infrastructure Fund C Shares                                        1.00**              March 1, 1999
AIM Global Resources Fund A Shares                                             0.40**              May 29, 1998
AIM Global Resources Fund B Shares                                             0.25                May 29, 1998
AIM Global Resources Fund C Shares                                             1.00**              March 1, 1999
AIM Global Telecommunications and
 Technology Fund A Shares                                                      0.40**              May 29, 1998
AIM Global Telecommunications and
 Technology Fund B Shares                                                      0.25                May 29, 1998
AIM Global Telecommunications and
  Technology Fund C Shares                                                     1.00**              March 1, 1999
AIM Japan Growth Fund A Shares                                                 0.25                May 29, 1998
AIM Japan Growth Fund B Shares                                                 0.25                May 29, 1998
AIM Japan Growth Fund C Shares                                                 1.00**              May 3, 1999
AIM Latin American Growth Fund A Shares                                        0.40**              May 29, 1998
AIM Latin American Growth Fund B Shares                                        0.25                May 29, 1998
AIM Latin American Growth Fund C Shares                                        1.00**              March 1, 1999

                                                                        09/01/99

Bank Shareholder Service Agreement                                       Page 8

                  Fund                                                      Fee Rate*          Plan Calculation Date
--------------------------------------------------------------------------------------------------------------------
AIM Mid Cap Equity Fund A Shares                                               0.25                May 29, 1998
AIM Mid Cap Equity Fund B Shares                                               0.25                May 29, 1998
AIM Mid Cap Equity Fund C Shares                                               1.00**              May 3, 1999
AIM Global Trends Fund A Shares                                                0.40**              May 29, 1998
AIM Global Trends Fund B Shares                                                0.25                May 29, 1998
AIM Global Trends Fund C Shares                                                1.00**              May 29, 1998
AIM New Pacific Growth Fund A Shares                                           0.25                May 29, 1998
AIM New Pacific Growth Fund B Shares                                           0.25                May 29, 1998
AIM New Pacific Growth Fund C Shares                                           1.00**              May 3, 1999
AIM Small Cap Growth Fund A Shares                                             0.25                May 29, 1998
AIM Small Cap Growth Fund B Shares                                             0.25                May 29, 1998
AIM Small Cap Growth Fund C Shares                                             1.00**              May 3, 1999
AIM Strategic Income Fund A Shares                                             0.25                May 29, 1998
AIM Strategic Income Fund B Shares                                             0.25                May 29, 1998
AIM Strategic Income Fund C Shares                                             1.00**              March 1, 1999


*Frequency of Payments:

EFFECTIVE JULY 1, 1998: B share payments, like C share payments, will begin after an initial 12 month holding period and are paid quarterly. Where the broker dealer or financial institution waives the 1% up-front commission on Class C shares, payments commence immediately.

**Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset-based sales charge, as those terms are defined under the rules of the National Association of Securities Dealers, Inc.

Minimum Payments: $50 (with respect to all funds in the aggregate.)

No payment pursuant to this Schedule is payable to a dealer, bank or other service provider for the first year with respect to sales of $1 million or more, at no load, in cases where A I M Distributors, Inc. has advanced the service fee to the dealer, bank or other service provider.

                                                                        09/01/99